Exhibit  10.2

Settlement Agreement by and between
Imaging3, Inc. and Freestone Advantage Partners, L.P.,
dated March 28, 2012

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (the “Agreement”), dated as of March 28, 2012, is by and between Imaging3, Inc., a California corporation (the “Company”), and Freestone Advantage Partners, L.P. (the “Claimant”).

RECITALS

A.           The Company, the Claimant and Cranshire Capital, L.P. (“Cranshire”) entered into a Securities Purchase Agreement dated October 4, 2010 (the “Securities Purchase Agreement”).

B           Pursuant to the Securities Purchase Agreement, the Company issued to the Claimant various Warrants (as defined in the Securities Purchase Agreement) to purchase shares of Common Stock (as defined below).

C.           A dispute arose between the Claimant and the Company with respect to the Exercise Prices (as defined in the Warrants) of the Warrants as a result of the issuance of securities by the Company pursuant to the securities purchase agreement entered into by the Company on October 3, 2011 (the “October 2011 SPA”).

D.           The Company and the Claimant desire to settle all disputes and claims between them in accordance with the terms of this Agreement.

AGREEMENTS

NOW THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Claimant and the Company hereby agree as follows:

1. Company Release. The Company, on its own behalf and on behalf of its Subsidiaries (as defined below) and its and their respective officers, directors, affiliates, investors and other related Persons (as defined below) (the Company and all of the foregoing Persons referred to above in this Section 3 are referred to herein as “Company Releasors”), hereby irrevocably, fully and unconditionally releases and forever discharges (x) Claimant, (y) its general partner and (z) each of the present and former directors, officers, shareholders, members, managers, investment managers (including, without limitation, Cranshire Capital Advisors, LLC and Downsview Capital, Inc.), investment advisers, partners, employees, agents, advisors and representatives of each of Claimant and its general partner (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each Person, if any, who controls any of Claimant or its general partner within the meaning of the Securities Act of 1933, as amended (the “1933 Act”), or the Securities Exchange Act of 1934, as amended (the “1934 Act”), and each of the present and former directors, officers, shareholders, members, managers, investment managers, investment advisers, partners, employees, agents, advisors and representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons and each of their direct and indirect related Persons (Claimant and all such other Persons referred to above in clauses (y) and (z) in this Section 3 are referred to herein collectively as the “Claimant Releasees”) from all claims, actions, obligations, causes of action, suits, losses, omissions, damages, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees and costs of defense and investigation), expenses and liabilities, of every name and nature, whether known or unknown, absolute or contingent, suspected or unsuspected, matured or unmatured, both at law and in equity, (collectively, the “Claims”) which any Company Releasor may now own, hold, have or claim to have against any of the Claimant Releasees for, upon, or by reason of any nature, cause, action or inaction or thing whatsoever which arises from the beginning of the world to the date and time of this Agreement relating to the Company and its Subsidiaries (collectively, the “Company Claims”). The Company, on behalf of itself and its successors, assigns and other legal representatives and all of the other Company Releasors, covenants that it will not (and that it will cause all other Persons who may seek to claim as, by, through or in relation to any of the Company Releasors or the matters released by the Company Releasors in this Agreement not to) sue any of the Claimant Releasees on the basis of or related to or in connection with any Company Claim herein released and discharged, as provided in this paragraph. Notwithstanding the foregoing, nothing contained in this paragraph shall release or relieve any obligations of Claimant under this Agreement. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

2. Claimant Release. Claimant, on its own behalf and on behalf of its officers and directors (or managers (as applicable), (Claimant and all of the foregoing Persons referred to above in this Section 4 are referred to herein as “Claimant Releasors”), hereby irrevocably, fully and unconditionally releases and forever discharges the Company and its present and former officers and directors (the Company and its present and former officers and directors are referred to herein collectively as the “Company Releasees”) from all Claims which the Claimant Releasors may now own, hold, have or claim to have against any of the Company Releasees for, upon, or by reason of any nature, cause, action or inaction or thing whatsoever which arises from the beginning of the world to the date and time of this Agreement relating to the Company and its Subsidiaries (collectively, the “Claimant Claims”). Claimant on behalf of itself and its successors, assigns and other legal representatives and the other Claimant Releasors, covenants that it will not (and that it will cause all other Persons who may seek to claim as, by, through or in relation to the Claimant Releasors or the matters released by Claimant in this Agreement not to) sue any of the Company Releasees on the basis of or related to or in connection with any of the Claimant Claims herein released and discharged, as provided in this paragraph. Notwithstanding the foregoing, nothing contained in this paragraph shall release or relieve any obligations of the Company under (i) any of the 2010 Transaction Documents (as defined below) or (ii) this Agreement. “2010 Transaction Documents” means, collectively, the Transaction Documents (as defined in the Securities Purchase Agreement).

3. Agreements.

(a) Warrants. The Company and the Claimant have determined that Claimant is entitled to (i) an Exercise Price (as defined in the Warrants) under each of Claimant’s Warrants of $0.0119 per share as a result of the issuance of securities by the Company pursuant to the October 2011 SPA and (ii) the following as a result thereof: (x) 1,575,645.38 shares of Common Stock (as defined below) issuable upon exercise of Claimant’s Series A Warrant (as defined in the Securities Purchase Agreement), (y) 1,260,516.30 shares of Common Stock issuable upon exercise of Claimant’s Series B Warrant (as defined in the Securities Purchase Agreement) and (z) 1,575,645.38 shares of Common Stock issuable upon exercise of Claimant’s Series C Warrant (as defined in the Securities Purchase Agreement). “Common Stock” means (i) the Company’s shares of common stock, no par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(b) Series B Warrant. The Company expressly acknowledges and agrees that (i) the aggregate amount paid to the Company by Claimant upon all exercises of Claimant’s Series B Warrant equaled $15,000.14 and (ii) the Current Available Amount (as defined in Claimant’s Series C Warrant) as determined under Claimant’s Series C Warrant as of the date of this Agreement is equal to $18,750.18 and can never be less than $18,750.18 because the Series B Prior Aggregate Exercise Amount (as defined in Claimant’s Series C Warrant) as determined under Claimant’s Series C Warrant as of the date of this Agreement is equal to $15,000.14. Claimant hereby agrees that Claimant’s Series B Warrant shall terminate and be of no further force or effect simultaneously with the occurrence of the Closing (as defined in the Claims Exchange Agreement (as defined below)) and that the Company shall have no further obligation to deliver the 1,260,516.30 shares of Common Stock remaining under Claimant’s Series B Warrant, which were previously paid for by Claimant. “Claims Exchange Agreement” means that certain Claims Exchange Agreement, dated as of March 28, 2012, by and between the Company and Cranshire, as may be amended from time to time.

(c) Initial Exercise of Series A Warrant. On the first (1st) Business Day (as defined in the Securities Purchase Agreement) immediately following the Closing, Claimant shall exercise its Series A Warrant for 126,051 Warrant Shares (as defined in the Series A Warrant) (such 126,051 Warrant Shares are referred to herein as the “Voluntary Exercise Shares”) for an Aggregate Exercise Price (as defined in the Series A Warrant) in cash equal to $1,500.01 (such $1,500.01 is referred to herein as the “Resulting Aggregate Exercise Price”), provided that exercises by Claimant of its Series A Warrant occurring on the date hereof through and including the Closing Date shall reduce (x) on a share-for-share basis the number of Voluntary Exercise Shares for which Claimant agrees to exercise its Series A Warrant pursuant to this Section 55(c) and (y) on a dollar-for-dollar basis the Resulting Aggregate Exercise Price.

(d) Mandatory Exercise. If during any calendar month beginning with May 2012 while Claimant’s Series A Warrant or Series C Warrant remains outstanding (i) the Closing Sale Price of the Common Stock on fifteen (15) or more Trading Days during such calendar month (other than the last Trading Day of such calendar month) is equal to or greater than $0.025 per share (as adjusted for stock splits, stock combinations and the like occurring from and after the date of this Agreement) and (ii) the quotient of (1) the sum of the daily trading volume of the Common Stock (as reported on Bloomberg) for each Trading Day of such calendar month (other than the last Trading Day of such calendar month) divided by (2) the number of Trading Days in such calendar month (other than the last Trading Day of such calendar month) is greater than or equal to 250,000 shares per day (as adjusted for stock splits, stock combinations and the like occurring from and after the date of this Agreement) and (iii) no Equity Conditions Failure (as defined below) shall have occurred (determined as of 4:30 p.m. (New York time) on the second last Trading Day of such calendar month) (each calendar month in which the conditions in the immediately preceding clauses (i), (ii) and (iii) are satisfied is referred to herein as a “Qualifying Month”), then the Claimant shall exercise either its Series A Warrant or Series C Warrant on the last Trading Day of such calendar month for an aggregate number of Warrant Shares (as defined in the applicable Warrant) equal to the applicable Mandatory Number of Warrant Shares (as defined below), in accordance with Section 1 of the applicable Warrant, if Claimant receives a certification from the Company’s chief executive officer or chief financial officer via e-mail between 4:30 p.m. (New York time) on the second last Trading Day of a Qualifying Month and 4:30 p.m. (New York time) on the last Trading Day of such Qualifying Month certifying that no Equity Conditions Failure has occurred (each a “Mandatory Exercise”). Notwithstanding anything contained in this Section 5 to the contrary, (X) the Claimant’s Series C Warrant shall not be subject to a Mandatory Exercise until Claimant’s Series A Warrant has been exercised in full, (Y) unless one or more Registration Statements (as defined in the Registration Rights Agreement (as defined in the Securities Purchase Agreement)) filed pursuant to the Registration Rights Agreement shall be effective and the prospectus contained therein shall be available for the resale by the Claimant of all of the Warrant Shares (as defined in Claimant’s Series C Warrant) issuable upon exercise of Claimant’s Series C Warrant in accordance with the terms of the Registration Rights Agreement, Claimant shall not exercise its Series C Warrant until its Series A Warrant has been exercised in full and (Z) if effecting a Mandatory Exercise would result in a violation of Section 1(f) of the Warrant subject to such Mandatory Exercise, then Claimant shall provide prompt notice thereof to the Company and Claimant shall only be required to effect such Mandatory Exercise to the extent such Mandatory Exercise would not result in a violation of Section 1(f) of such Warrant.

(e) Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Equity Conditions” means: (i) on each day during the calendar month in which the applicable date of determination occurs and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), as applicable, either (x) while Claimant’s Series A Warrant is outstanding, one or more Registration Statements filed pursuant to the Registration Rights Agreement shall be effective and the prospectus contained therein shall be available for the resale by the Claimant of all of the Warrant Shares (as defined in Claimant’s Series A Warrant) issuable upon exercise of Claimant’s Series A Warrant in accordance with the terms of the Registration Rights Agreement and there shall not have been during such period any Grace Periods (as defined in the Registration Rights Agreement) or (y) from and after the date on which Claimant’s Series A Warrant is no longer outstanding, one or more Registration Statements filed pursuant to the Registration Rights Agreement shall be effective and the prospectus contained therein shall be available for the resale by the Claimant of all of the Warrant Shares (as defined in Claimant’s Series C Warrant) issuable upon exercise of Claimant’s Series C Warrant in accordance with the terms of the Registration Rights Agreement and there shall not have been during such period any Grace Periods; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock (including all of the Series A Warrant Shares (as defined in the Securities Purchase Agreement) and all of the Series C Warrant Shares (as defined in the Securities Purchase Agreement)) is listed or designated for quotation (as applicable) on an Eligible Market (as defined in the Warrants) and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market be pending or have been threatened (with a reasonable prospect of delisting occurring within sixty (60) days of the applicable date of determination) either (A) in writing by such Eligible Market or (B) by falling below the minimum listing maintenance requirements of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (iii) at all times from and after the date of this Agreement, the Company shall have delivered all shares of Common Stock issuable upon exercise of the Warrants on a timely basis as set forth in Sections 1(a) thereof (provided that, solely for purposes of this clause (iii), (X) if the Company fails to so timely deliver on 3 or less occasions, then the Company shall be deemed to have timely delivered in accordance with Section 1(a) of the applicable Warrant only if such failures were cured within one (1) Trading Day after the occurrence thereof and (Y) if the Company does not so timely deliver on more than 3 occasions, then this clause (iii) shall not be satisfied regardless of the cure of such delivery failures by the Company); (iv) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction (as defined in the Warrants) shall have occurred which has not been abandoned, terminated or consummated; (v) as applicable, either (x) while Claimant’s Series A Warrant is outstanding, the Company shall have no knowledge of any fact that would reasonably be expected to cause any Registration Statement filed pursuant to the Registration Rights Agreement to not be effective or the prospectus contained therein to not be available for the resale of all of the Warrant Shares (as defined in Claimant’s Series A Warrant) issuable upon exercise of Claimant’s Series A Warrant or (y) from and after the date on which Claimant’s Series A Warrant is no longer outstanding, the Company shall have no knowledge of any fact that would reasonably be expected to cause any Registration Statement filed pursuant to the Registration Rights Agreement to not be effective or the prospectus contained therein to not be available for the resale of all of the Warrant Shares (as defined in Claimant’s Series C Warrant) issuable upon exercise of Claimant’s Series C Warrant; (vi) at all times from and after the date of this Agreement, the Claimant shall not be in possession of any material, non-public information regarding the Company or any of its Subsidiaries provided to the Claimant by the Company, any of its affiliates or any of their respective employees, officers, representatives, agents or the like; (vii) at all times from and after the date of this Agreement, the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), shall not have (A) commenced a voluntary case, (B) consented to the entry of an order for relief against it in an involuntary case, (C) consented to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) made a general assignment for the benefit of its creditors or (E) admitted in writing that it is generally unable to pay its debts as they become due (provided that a “going-concern” qualification included solely by the Company’s auditors in the Company’s audit shall not constitute such an admission in writing by the Company or any of its Subsidiaries); (viii) at all times from and after the date of this Agreement, no court of competent jurisdiction shall have entered an order or decree under any Bankruptcy Law that (X) is for relief against the Company or any of its Subsidiaries in an involuntary case, (Y) appoints a Custodian of the Company or any of its Subsidiaries or (Z) orders the liquidation of the Company or any of its Subsidiaries; and (ix) at all times from and after the date of this Agreement, the Company otherwise shall have been in compliance in all material respects with each, and shall not have breached in any material respect any, provision, covenant, representation or warranty of any Transaction Document or any of the 2010 Transaction Documents.

(ii) “Equity Conditions Failure” means, with respect to the applicable date of determination, that on any day during the period commencing on the first day of the calendar month in which such date of determination is required to occur through and including such date of determination, the Equity Conditions have not been satisfied (or waived in writing by the Claimant).

(iii) “Mandatory Exercise Amount” means, with respect to the applicable date of determination, an amount equal to the positive difference (if any) between (I) the sum of (X) $1,500 plus (Y) the product of (a) the number of Qualifying Months that have occurred from and after May 2012 through and including such date of determination (for clarification purposes including the then current calendar month if it is a Qualifying Month) multiplied by (b) $1,200 minus (II) the aggregate of all Aggregate Exercise Prices (as defined in Claimant’s Warrants) paid in cash by Claimant to the Company pursuant to exercises of its Warrants from and after the date of this Agreement through and including such date of determination, provided that in no event shall such positive difference (if any) exceed $1,200 for any Qualifying Month.

(iv) “Mandatory Number of Warrant Shares” means, with respect to the applicable date of determination, a number of Warrant Shares (as defined in the Claimant’s Warrant that is subject to the applicable Mandatory Exercise) equal to the lesser of (i) the quotient of (I) the Mandatory Exercise Amount determined on such date of determination divided by (II) the Exercise Price in effect on such date of determination under the Claimant’s Warrant that is subject to the applicable Mandatory Exercise (with such quotient being rounded up to the nearest whole number) and (ii) all of the Warrant Shares (as defined in the Claimant’s Warrant that is subject to the applicable Mandatory Exercise) remaining on such date of determination under the Claimant’s Warrant that is subject to the applicable Mandatory Exercise.

4. Company Representations and Warranties. The Company represents and warrants to the Claimant that:

(a) Organization. The Company is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. The Company has no Subsidiaries. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement in accordance with the terms hereof. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company’s board of directors, and no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their stockholders or other governing body. This Agreement has been duly executed and delivered by the Company, and it constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the articles of incorporation of the Company (the “Articles of Incorporation”) (including, without limitation, any certificate of designation contained therein) or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries or (ii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(d) Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under, or contemplated by, this Agreement, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the consummation of the transactions contemplated by this Agreement have been obtained or effected on or prior to the consummation of the transactions contemplated by this Agreement, and the Company is not aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by this Agreement.

(e) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation, bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable as a result of the transactions contemplated by this Agreement, together with all other securities now or hereafter owned or acquired by Claimant. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

(f) Equity Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of (i) 750,000,000 shares of Common Stock, of which 414,388,151 are issued and outstanding and (ii) 1,000,000 shares of preferred stock, of which, 3,000 are issued and outstanding. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and non-assessable.

(g) Investment Company Status. The Company is not, and upon the consummation of the transactions contemplated by this Agreement will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of  1940, as amended.

(h) Registration Statement. All 1,575,645.38 Warrant Shares issuable upon exercise of Claimant’s Series A Warrant have been registered for resale by the Claimant under the 1933 Act pursuant to Registration Statement No. 333-170567 filed with the SEC (including by application of Rule 416 promulgated by the SEC (as defined in the Securities Purchase Agreement) under the 1933 Act) (collectively with the prospectus contained therein, the “Effective Registration Statement”). The Effective Registration Statement is effective and available for use for the resale by the Claimant of all such Warrant Shares and the Company has not received any notice that the SEC has issued or intends to issue a stop-order with respect to the Effective Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Effective Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so.

(i) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Claimant or any of its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information regarding the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement. The Company understands and confirms that the Claimant will rely on the foregoing representations in effecting transactions in securities of the Company.

(j) Assignment of Claims. There has been no actual assignment or transfer or purported assignment or other transfer by any Company Releasor of all or any portion of any of the Company Claims which have been released by any Company Releasor by any provision of this Agreement. The Company is the sole owner and real party-in-interest regarding all Company Claims released by the Company Releasors pursuant to this Agreement.

5. Claimant Representations and Warranties. Claimant represents and warrants to the Company that:

(a) Organization. Claimant is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

(b) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Claimant and constitutes the legal, valid and binding obligations of Claimant enforceable against Claimant in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) No Conflicts. The execution, delivery and performance by Claimant of this Agreement and the consummation by Claimant of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of Claimant, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Claimant is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Claimant, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Claimant to perform its obligations hereunder.

(d) Assignment of Claims. There has been no actual assignment or transfer or purported assignment or other transfer by Claimant of all or any portion of any of the Claimant Claims which have been released by Claimant by any provision of this Agreement. Claimant is the sole owner and real party-in-interest regarding the Claimant Claims released by Claimant pursuant to this Agreement.

6. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties solely as to the settlement and compromise of all Company Claims and Claimant Claims between the parties and supersedes and replaces all prior settlement negotiations and proposed agreements, written or oral, between the parties solely with respect to the subject matter contained in this Agreement; provided, however, nothing contained in this Agreement shall (or shall be deemed to), other than as expressly set forth in the last sentence of Section 5(b) hereof and the last sentence of this Section 6, (i) have any effect on any agreements Claimant has entered into with, or any instruments Claimant has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any investment made by Claimant in the Company (including, without limitation, any of the 2010 Transaction Documents) or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to Claimant or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and Claimant, or any instruments Claimant received from the Company and/or any of its Subsidiaries prior to the date hereof (including, without limitation, any of the 2010 Transaction Documents), and all such agreements and instruments shall continue in full force and effect. Except as expressly set forth herein, neither the Company nor Claimant makes any representation, warranty, covenant or undertaking, express or implied, with respect to the matters contained herein or therein. The parties hereto acknowledge that no other party, or agent, representative or attorney of any other party, has made any promise, representation, or warranty whatsoever, express or implied, not expressly contained in this Agreement concerning the subject matter hereof, to induce this Agreement or otherwise, and the parties acknowledge that they have not executed this Agreement in reliance upon such promise, representation, or warranty not expressly contained herein. No party hereto has granted any waiver or release except as, and to the extent, expressly set forth in this Agreement. For clarification purposes, the Recitals are part of this Agreement.  It is expressly understood and agreed that nothing contained in this Agreement is intended to be, is, constitutes or shall be deemed to be or constitute, an amendment to any of the 2010 Transaction Documents and all of the 2010 Transaction Documents shall continue in full force and effect (other than (x) Claimant’s Series B Warrant, which shall be terminated in accordance with the last sentence of Section 5(b) hereof and (y) Section 4(n) of the Securities Purchase Agreement, which section shall be of no further force or effect from and after the Closing).

7. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Cook County, Illinois, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall (i) be deemed to limit in any way any right to serve process in any manner permitted by law or (ii) be deemed or operate to preclude any party hereto from bringing suit or taking other legal action against any other party hereto in any other jurisdiction to collect on such other party’s obligations hereunder to such party or to enforce a judgment or other court ruling in favor of such party against such other party. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

8. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not immediately receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (iv) if sent by overnight courier service, one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

3200 W. Valhalla Drive
Burbank, California 91505
Facsimile: (818) 260-0445
E-mail address: dean@imaging3.com
Attention: Chief Executive Officer

With a copy (for informational purposes only) to:

Richardson & Associates
1453 3rd Street Promenade #315
Santa Monica, CA 90401-3419
Facsimile: (310) 393-2004
E-mail address: markr@richardson-law.com
Attention: Mark Richardson, Esq.

If to Claimant:

Freestone Advantage Partners, L.P.
c/o Cranshire Capital Advisors, LLC
3100 Dundee Road, Suite 703
Northbrook, Illinois 60062
Facsimile: (847) 562-9031
E-mail address: notices@cranshirecapital.com
Attention: Mitchell P. Kopin

With a copy (for informational purposes only) to:

Greenberg Traurig, LLP
77 W. Wacker Drive, Suite 3100
Chicago, Illinois 60601
Facsimile:  (312) 456-8435
E-mail address: liebermanp@gtlaw.com
mazurt@gtlaw.com
Attention:  Peter H. Lieberman, Esq.
Todd A. Mazur, Esq.

or to such other address, facsimile number or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iv) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (iii) above.

9. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

10. Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.”  The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

11. Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

12. Disclosure of Transactions and Other Material Information. The Company shall, on or before 8:30 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching this Agreement (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) regarding the Company and its Subsidiaries that was delivered to the Claimant by the Company or any of its Subsidiaries, or any of its officers, directors, employees or agents in connection with the transactions contemplated by this Agreement. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide Claimant with any material, non-public information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing without the express prior written consent of Claimant. In the event of a breach of any of the foregoing covenants by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of Claimant), in addition to any other remedy provided herein, Claimant shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. Claimant shall not have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure. Subject to the foregoing, neither the Company, its Subsidiaries nor Claimant shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of Claimant, to issue any press release or make other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) Claimant shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Claimant, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of Claimant in any filing (other than the 8-K Filing), announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that Claimant shall not have (unless expressly agreed to by Claimant after the date hereof in a written definitive and binding agreement executed by the Company and Claimant), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any information regarding the Company or any of its Subsidiaries.

13. Successors and Assigns; No Third Party Beneficiaries; Amendments and Waivers. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Company Releasees and the Claimant Releasees. No provision of this Agreement may be amended other than by an instrument in writing signed by the parties hereto. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

14. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

15. Expenses. Except as otherwise set forth in this Agreement, each party to this Agreement shall bear its own expenses in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

16. Indemnification.  In consideration of Claimant’s execution and delivery of this Agreement and in addition to all of the other obligations of the Company under this Agreement the Company shall defend, protect, indemnify and hold harmless each Claimant Releasee from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (regardless of whether any such Claimant Releasee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by any Claimant Releasee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in any of this Agreement, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or (c) any cause of action, suit, proceeding or claim brought or made against such Claimant Releasee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Claimant Releasee that arises out of, relates to or results from (i) the execution, delivery, performance or enforcement of this Agreement or any other agreement entered into with, or any instrument received from, the Company (including, without limitation, the 2010 Transaction Documents), (ii) any disclosure properly made by the Claimant pursuant to Section 12 or (iii) the status of such Claimant Releasee either as a holder of securities of the Company or as a party to this Agreement, any of the 2010 Transaction Documents or any other agreement entered into with, or any instrument received from, the Company (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

17. Survival. The representations, warranties, agreements and covenants shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

18. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for stock dividends, stock splits, stock combinations and other similar transactions that occur with respect to the Common Stock after the date of this Agreement.

19. Remedies. Claimant shall have all rights and remedies set forth in this Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes, acknowledges and agrees that in the event that the Company fails to perform, observe, or discharge any or all of the Company’s obligations under this Agreement, irreparable harm to Claimant will result therefrom. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees that Claimant shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of showing economic loss and without posting a bond or any other security.

20. Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) this Agreement, whenever Claimant exercises a right, election, demand or option under this Agreement and the Company does not timely perform its related obligations within the periods therein provided, then Claimant may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

21. Acknowledgments. Without implication that the contrary would otherwise be true, (a) the Company expressly acknowledges and agrees that (i) none of the securities issued by the Company pursuant to the October 2011 SPA or any securities of the Company that are issuable upon conversion, exercise or exchange thereof shall constitute Excluded Securities (as defined in the Securities Purchase Agreement) and (ii) nothing (including, without limitation, the SEC not allowing any Warrant Shares (as defined in the Securities Purchase Agreement) to be included in any Registration Statement for any reason and any reasons alleged by the Company in connection with the Action) shall prohibit Claimant from exercising either of its Warrants on a “cashless basis” in connection with any exercise thereof if Section 1(d) of the applicable Warrant permits a Cashless Exercise (as defined in the Warrants) at the time of the applicable exercise thereof and (b) Claimant expressly acknowledges and agrees that each exercise of a Warrant by Claimant will be on a “cash basis” unless Claimant is permitted to exercise such Warrant on “cashless basis” at the time of such exercise pursuant to Section 1(d) of such Warrant.

22. No Admission of Liability. This Agreement constitutes a compromise of disputed Claims, and neither the entering into of this Agreement, nor the performance of any of the obligations under this Agreement, shall constitute any admission of any wrongdoing, any violation of any law, statute, rule, regulation, ordinance or the like of the United States or any state located in the United States or that any party hereto has any liability to any other party hereto with respect to any of the Claims released in this Agreement.

23. Termination. Notwithstanding anything contained in this Agreement to the contrary, if the Closing has not occurred within ten (10) Business Days after the date hereof, then this Agreement shall automatically be terminated and be null and void ab initio.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

IMAGING3, INC.

By:__________________________
Its:__________________________

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

FREESTONE ADVANTAGE PARTNERS, L.P.

By:  Cranshire Capital Advisors, LLC
Its:  Investment Manager

By:_________________________
Its:_________________________